                                                                  Exhibit 10.19
                             CONSULTING AGREEMENT
                             --------------------

       THIS CONSULTING AGREEMENT (the "Agreement"), made as of the 29th day of February, 1996, between Koppers Industries, Inc., a Pennsylvania corporation with its principal place of business at 436 Seventh Ave., Pittsburgh, Pennsylvania (the "Company"), and Robert K. Wagner of Pittsburgh, Pennsylvania (the "Consultant").

       WHEREAS, the Consultant has been employed by and rendered services of great value to the Company for more than 40 years;

       WHEREAS, the Consultant has retired from the Company effective February 29, 1996;

       WHEREAS, the Company desires to retain the benefit of the experience of the Consultant;

       WHEREAS, the Consultant is willing to provide services on the terms and conditions set fort herein;

       NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

       1.  Services.  Company hereby retains Consultant for the purpose of
           --------
performing consulting services as follows:

       a.  Director and Chairman of the Board of Directors. Consultant shall
           -----------------------------------------------
serve as a Director and as Chairman of the Board of Directors of the Company and, as Chairman, will be responsible for organizing board meetings and serving as the Chairman at such meetings.


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      b. Other Consulting Activities. Consultant shall provide general
         ---------------------------
consulting services to the Officers and management of the Company as requested, including the following:

             1. such services as may be required with respect to the Company's relationship with The Broken Hill Proprietary Company Limited and Koppers Australia Pty Ltd.;

             2. act as the Company's Director of Koppers Australia Pty Ltd.;

             3. such services as may be required with respect to the Company's relationship with Cornerstone-Spectrum, Inc.; and

             4. be responsible for the Company's community relations in consultation with the Chief Executive Officer.

      2. Term. This Agreement shall commence on March 1, 1996, and shall
         ----
continue for a period of one (1) year. Thereafter, the Agreement shall be extended automatically for four (4) additional periods of one (1) year each, unless either party notifies the other in writing not less than sixty (60) days prior to the expiration of the initial one (1) year term of the Agreement or not less than sixty (60) days prior to the expiration of the then current one (1) year extension period of the intention to terminate the Agreement.


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

      3. Compensation
         ------------

             3.1 Consulting Fee. During each year of the term of this Agreement
                 --------------
(which includes any renewal terms), Company will pay Consultant yearly consulting fees, which fees may be increased at the discretion of the Board of Directors, as follows:

      a. $21,000 per year (or such other greater amount as may be established by the Board of Directors) for Consultant's performance of his duties as a Director of Company:

      b. $20,000 per year (or such other greater amount as may be established by the Board of Directors) for Consultant's performance of his duties as Chairman of the Board of Company; and

      c. $109,000 per year for Consultant's other activities.

             3.2 Business Expenses. Consultant will be entitled to be reimbursed
                 -----------------
for ordinary and necessary business expenses incurred by Consultant in connection with his performance of his duties, subject to Company's reimbursement policies in effect from time to time.

      4. Benefits. During the term of this Agreement (which includes any renewal
         --------
terms) the Company will provide to Consultant;

      a. membership in one (1) club of Consultant's choice located within the city of Pittsburgh;

      b. membership in one (1) country club of Consultant's choice;

      c. health benefits of the Company as are provided to the executive officers of the Company;



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      d. an office in the City of Pittsburgh with appropriate secretarial support;

      e. one (1) parking space located conveniently to his office; and

      f. financial planning, tax planning and tax and estate document preparation services supplied by persons chosen by Consultant.

      5. Non-Competition. In consideration of the Compensation paid to
         ---------------
Consultant under this Agreement, which Consultant acknowledges to be adequate, Consultant covenants and agrees that during the term of this Agreement and for the "Noncompetition Period" defined below, the Consultant shall not engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with another person, corporation or other entity, in any business which competes with the business or businesses of the Company. Consultant further agrees that during the term of this Agreement and during the Noncompetition Period, Consultant shall not, directly or indirectly, solicit the trade of, or trade with, any customer, prospective customer, supplier, or prospective supplier of Company for any business purpose other than for the benefit of Company.

      For purposes of this Agreement, "Noncompetition Period" is defined as two
(2) years following the termination of this Agreement.


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

      6. Independent Contractor Status. Consultant acknowledges and agrees that
         -----------------------------
the Company is not hiring him as an employee, but as an independent contractor. As such, Consultant will be solely responsible for all income, social security, unemployment and other taxes payable in connection with his compensation hereunder.

      7. Arbitration. Any controversy or claim arising out of or relating to
         -----------
this Agreement, or the breach thereof, shall be settled by arbitration before one (1) arbitrator under the American Arbitration Association Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction. Any arbitration shall be held in Pittsburgh, Pennsylvania.

      8. Entire Agreement. This Agreement constitutes the entire agreement
         ----------------
between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

      9. Amendment. This Agreement may be amended or modified only by a written
         ---------
instrument executed by both the Company and the Consultant.

      10. Severability. The invalidity or unenforceability of any provision
          ------------
contained herein shall not effect the other provisions of this Agreement, and such invalid or unenforceable provision shall be construed to be valid and enforceable to the maximum extent permitted by law.


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      11. Governing Law. This Agreement shall be construed, interpreted and
          -------------
enforced in accordance with the laws of the Commonwealth of Pennsylvania.

      12. Successors and Assigns. This Agreement shall be binding upon, and
          ----------------------
inure to the benefit of, both parties and their respective successors and assigns.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.


ATTEST:                                  KOPPERS INDUSTRIES, Inc.

        /s/ R. D. Collins                          /s/ D. P. Traviss
By: ___________________________          By: _______________________________

        /s/ R. D. Collins                          /s/ D. P. Traviss
Name: _________________________          Name: _____________________________

        VP and Secretary                            President
Title: ________________________          Title: ____________________________


WITNESS:                                 CONSULTANT



    /s/ Rose Marie Helinski                      /s/ Robert K. Wagner
_______________________________           ___________________________________





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                  [LETTERHEAD OF DICKIE, McCAMEY & CHILCOTE]




                                        October 14, 1997


Joseph E. Boan
Koppers Industries, Inc.
436 Seventh Avenue, Suite 1700
Pittsburgh, PA 15219


Dear Joe:


        At our August 18, 1997 Board of Directors Meeting, the Board approved an increase in Robert K. Wagner's Consulting Contract to $400,000 per year. This contract includes director, chairman and consulting fees. Bob Wagner will also participate in the 1997 Incentive Program on a pro rata basis with a target participation level of 30%. The effective date of these changes is June 12, 1997.

      If you have any questions about this matter please contact me.


                                        Very truly yours,

                                        /s/ Clayton A. Sweeney

                                        Clayton A. Sweeney